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EXHIBIT 3.2
                            CADGIE CO.
                              BY-LAWS

ARTICLE I - Offices
Section 1. Nevada Office. The principal office of the corporation in the State of Nevada shall be located at:
                          900 Brush Street
                              Suite 413
                       Las Vegas, Nevada 89107

Section 2. Principal Executive Office. The principal executive office of the Corporation shall be located at:
                     10220 N. Nevada, Suite 230
                          Spokane, WA 99218

Section 3. Other Offices. The corporation may have one or more offices within or without the State of Nevada, as the board of Directors may designate, or the business of the corporation may require.

ARTICLE II - Stockholders Meetings

Section 1. Annual Meetings. The annual meetings of the stockholders of theis corporation shall be held on the first business day in the month of February, and shall be held at the Nevada Office of the corporation, or at such other place within or without the State of Nevada as may be determined by the Board of Directors, for hte purpose of electing directors for the ensuing nad and for the transaction of such other business that maybe brought properly before the meeting.

            If the election of directors shall not be held on the day designated herein for any annual meeting, or at any adjouniment thereof, the board of Directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as conveniently as it may be held. At such meeting the stockholder may elect the direcotrs and transact other business with the same force an deffect as at an annual meeting duly called and held.

Section 2. Special Meetings. Special meetings of the stockholders may be called by the president or any two officers, and shall be called by any officer of the corporation at the request in writing signed by a stockholder, or stockholders owning at least forty-five per cent (45%) of the issued and outstanding shares of common stock of the corporation entitiled. to vote thereat, and shall be held at the Nevada office of the corporation, or at such other place as may be designated in the notice of the meeting.

Section 3. Notice and Pose of Meetings. Notice of the purpose and of the time and place of every meeting of stockholders all be in writing and signed by the presidnt or vice-president, or the secretary, or an assistant secretary, and a copy thereof shall be either delivered personally to, or shall be mailed, postage prepaid, to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before such meeting.

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Such notice shall state the purpose or purposes for wich the meeting is called and the time when, and place where it is to be held.

Section 4. Quorum. A quorum at all meetings of stockholders shall consist of the holders of record of a majority of the shares of the capital stock of the corporation, issued and outstanding, entitled to vote at the meeting, present in person or by proxy, except as otherwise provided by law or in the certificate of incorporation. In the absence of a quorum at any meeting or any adjournment thereof, a majority of those present in persn or by proxy and entitled to vote may adjourn such meeting from time to time. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. In the absence of a quorum at any meeting or any adjournment thereof, and unless objected to by holders of twenty-five per cent (25%) of the shares of the capital stock of the corporation, issued and outstanding, entitled to vote at the meeting, the meeting may proceed to conduct the business fo rwhich it is called, and the majority of the shares of the capital stock of the corporation, issued and outstanding entitled to vote at the meeting and present in persn or by proxy, may decide the issues properly brought before the meeting.

Section 5. Organization. Meetings of the stockholders shall be presided over by the president, or, if he is not present, by a vice-president, or, if neither the president nor vice-president is present, by a chairmand to be chosen by a majority of the stockholders entitled to vote who are presne tin person or by proxy at the meeting. The secretary of the corporation, or in his absence, assistant secretary, shall act as secretary of the meting, but if neither is present, the meeting shall choose any person present to act as sevretary of the meeting.

At the annual meeting of stockholders the order of business shall be as follows:
     1.   Call meeting to order
     2.   Proof of notice of meeting
     3.   Reading of minutes of last previous annual meeting
     4.   Election of directors
     5.   Reports of officers
     6.   Reports of committees
     7.   Miscellaneous business

Section 6. Voting. Except as otherwise provided in the by-laws of the State of Nevada, at every meeting of the stockholders, each stockholder of the corporation entitled to vote at such meeting shall have one vote in person or by proxy for each share of stock having voting rights held by him and registered in h8is name on the books of the corporation at the time of such meeting. Any vote may be given by the stockholder entitled thereto in person or by his proxy appointed by an instrument in writing, subscribed by such stockholder or by his attorney there unto authorized and delivered to the secretary of the meeting; provided, however, that no proxy shall be voted on after 3 years from its date unless said proxy provides for a longer period.




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Except as otherwise required by statute, by the certificate of incorporation, or by these by-laws, all matters coming before any meeting of the stockholders shall be decided by the vote of a majority of the stockholders of the corporation present in person or by proxy at such meeting and entitled to vote there at, a quorum being present, with the exception that a quorum need not be present if twenty-five per cent (25%) of the issued and outstanding shares of the corporation are present and do not object to the lack of quorum. At all elections of directors the voting may, but need not be, by ballot and a plurality of the votes cast thereat shall elect. Cumulative voting shall not be allowed.

Section 7. Stockholder List. A stock ledger containing the names, alphabetically arranged, of all persons who are sotckholders of the corporation, showing their places of residence, if know, and the number of share held by them respectively, shall be kept and maintained at the pricipal office of the corporation in Nevada. This ledger shall be revised annually and at least ten (10) days proior to any stockholders meeting, and any person who has been a stockholder of record for a period of at least six (6) months immediately preceding his demand, or any person holding, or thereunto authorized in writing by the holders of, at least twenty-five per cent (25%) of the outstanding shares, upon at least 5 days writtenn demand, shall have the right to inspect, during usual business hours, the stock ledger, with the exception that he may be denied such inspection right if he refuses to ftu-nish to the corporaiton an affedavit that such inspeciton is not desired for a purpose which is in the interest of a business or object Ater than the business of the corporation.

Section 8. Voting Inspectors. At all elections of directors, or in any other case in which inspectes may act, two voting inspectors shall be appointed by the Chairman of the meeting, exceptas otherwise provided by law. The voting inspectors shall take an subscribe an oath faithfully to execute the duties of inspecotrs at such meeting with strict impartiality, and, according the best of their ability, shall take charge of the polls and, after the vote shall hvave beentaken, shall make a certificate of the result therof. No director or cndidate for the offic eof director shall be appointed a voting inspecor. If there be a failure to appoint inspectors, or, ir any inspector appointed is absen or refuses to act, or if his office becomes vacant, the stockholders present at the meeting, by a per capita vote, may choose temporary inspections of the number required.

ARTICLE III - Directors

Section 1. Number, term Vacancies. The property, affairs and business of the corporation shall be managed by its board of directors, consisting of not less than three (3) persons and not more than nine (9). At the annual meeting each year, the stockholders shall decide the number of persons that shall cnstitute the board fo rthe ensuing year, and then they shall nominate condidates that need not be stockholders, and vote to elect each director for a one-year term. If directors are not elected on the day designated for the purpose, the corporation shall not for that reason be dissolved;


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every director shall continure to hold office and discharge his duties until his successor has been elected. The board may be increased or decreased in number during any one year, but only by the calling of a special meeting of stockholders. A plurality of the votes cast shall decide for or against a change in the number of directors. If a director vacates by resignation, death, or otherwise, a majority of the remaining directors shall appoint a successor to fill the vacancy for the balance of the term.

Section 2. Quorum. A majority of the members of the board of directors then acting at a meeting duly assembled, shall constitute a quorum for the transaction of business, but if at any meeting of the board of directors there shall be less than a quorum present, a majority of those present may adjourn the meeting, without ftu-ther notice, from time to item until a quorum shall have been obtained.

Section 3. Compensation. Directors shall serve without salary, but by resolution of the board, a fixed sum and expenses, if any, for attendace at any meeting or meetings may be allowed, provided that nothing herein contianed shall be contrued to preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 4. Meetings. Special meetings of the board of directors shall be held at such place as may from time to tiern be fixed by resolution of the board of directors, or as may be specified in the notice of meeting. Regular meetings of the board of directors shall be held at such times as may from time to tiern be fixed by resolution of the board of directors, and special meetings may be held at any time upon written notice, or telegraphic notice delivered personally to, or mailed, postage prepaid, to each director at least 7 days, and not more than 15 days, prior to the date of the meeting. A meeting of the board of directors may be held without notice immediately after th annual meeting of stockholders. Notice need not be given of regular meetings of the board. Meetings may be held at any time without notice of all the directors are present, or if any any time before or after the meeting, those not present waive notice of the meeting in writing. A quorum need not be assembled at any meeting, if those not present waive notice of the convene providing that a majority of directors in writing affinnatively ratify, confirn and approve any resolutions.

Section 5. Committees. The board of directors may, in its discretion, by the affirmative vote of a majority of the whole board, appoint committees which shall have and may exercise such powers as shall be conferred or authorized by the resolutions appointing them. A majority of any such committee, if the committee be composed of more than two (2) members, may determine its action and fix the time and place of its meetings, unless the board of directors shall otherwise provide. The board of directors shall have power at any tiern to fill vacancies in, to change the membership of, or to discharge any such committee.



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Section 6.  Dividends. Subject always to the provisions of the law and the certificate of Incorporation, the board of directors shall have full power to determine whether any, and if any, what part of any, funds legally available for the payment of dividends shall be declared in dividends and paid to stockholders the division of the whole or any part of such funds of the corporation shall rest wholly within the lawful discretion of the board of directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the stockholders as dividends or otherwise; and the board of directors may fix a sum which may be set aside or reserved over and aboe the captial paid in of the corporation as working capital for the corporation or as a reserve for any proper purpose, and from time to time may increase, diminish, and vary the same in its absolute judgment and discretion.

Section 7. Removal of directors. At any special meeting of the stockholders, duly called as provided in thses by-laws, any director or directors, by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitiled to either with or without cause, and his successor or their successors may be elected at such meeting; or the remaining directors may, to the extent vacancies are not filled by such election, fill any vacancies created by such removal.

Section 8. Indemnification of Directors and Officers. Each director of officer, whether or not then in office, shall be indemnified by the corporation against all cost and expenses reasonably incurred by or imposed upon him in connection with or arising out of any aciton, siut, or porceeding in which he may be involved by reason of his being or having been director or officer of the corporation, such expenses to include the cost of reasonable settlements (other than amounts paid to the corporation itself) made with a view to curtailment of costs of litigation. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a ples of nols contendere, shall not create a presumption that the person did not act in good faith and manner reasonably believed to be in the best interests of the corporation.

ARTICLE IV - Officers

Section 1. Number. The board of directors, as soon as may be after the election thereof held in each year, shall elect a president, a secretary and a treasurer, and from time to time may appoint one or more vice-presidents and such assistant secretaries, assistant treasurers and such other officers, agents and employees as it may deem proper. Any two offices (but not more than two) may be held by the same person. More than two offices other than the offices of president and secretary may be held by the same person. The president shall be chosen from among the directors.

Section 2. Term and Removal. The term of office of all officers shall be one year and until their respective successors are elected and qualify, but any officer may be removed from office, either with or without cause, at any time by the affirmative vote of a majority


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of the members of the board of directors then in office. A vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the board of directors.

Section 3. Powers and Duties. The officers of the corporation shaii each have such powers and duties as generally pertain to their respective offices, as wen as such powers and duties as from time to time may be conferred by the board of directors. Any vice-president, assistant secretary and assistant treasurer shall, in the order of their respective seniorities, in the absence or disability of the president, secretary or treasurer, respectively, perform the duties of such officer and shall generally assist the president, secretary and treasurer respectively.

Section 4. Voting Corporation's Securities. Unless otherwise ordered by the board by the board of directors, the president, or, in the event of his inability to act, the vice-president designated by the board of directors to act in the absence of the president, shall have full power and authority on behalf of the corporation to attend and to act and to vote at any meetings of security holders of corporations in which the corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities, and which as the owner thereof the corporation might have possessed and exercised, if present. The board of directors by resolution from time to time may confer like powers upon any other person or persons.

ARTICLE V - Certificates of Stock

Section 1. Form and Transfers. The interest of each stockholder of t7e corporation shall be evidenced by certificates for shares of stock, certifying the number of shares represented thereby and in such form not inconsistent with the certificate of incorporation as the board of directors may from time to time prescribe.

Transfers of shares of the capital stock of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, or with transfer clerk or a transfer agent appointed as in Section 4 of this Article provided, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name sharers o' stock stand on the books of the corporation shall be deemed the owner thereof for 0 purposes as regards the corporation; proved that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the secretary of the corporation shall be so expressed in the entry of transfer. The board may, from time to time, make such additional rules and regulations as it may deem expedient, not inconsistent with these by-laws, concerning the issue, transfer, and registration of certificates for shares of the capital stock of the corporation.

The certificates of stock shall be signed by the president or a vice-


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president and by the secretary or an assistant secretary or the treasurer or an assistant treasurer, and sealed with the seal of the corporation. Such seal may be a facsimile, engraved or printed. Where any such certificate is signed by a transfer agent or a transfer clerk and by a registrar, the signatures of the president, vice-president, secretary, assistant secretary, treasurer or assistant treasurer upon such certificate may be facsimiles, engraved or printed. In case any such officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such before such certificate is issued, it may be issued by the corporation with the same effect as if such officer had not ceased to be such at the Lime of its issue.

Section 2. Closing of Transfer Books. The board of directors shall have power to-close the stock transfer books of the corporation for a period not exceeding 30 days before any stockholder's meeting, or the last day on which the consent or-dissent of stockholders may be effectively expressed for any purpose without a meeting, or the date fixed for the payment of any dividend or the making of any distribution, or for the delivery of evidences of right or evidences of interest arising out of any change, conversion or exchange of capital stock. Provided, however, that in lieu of closing the stock transfer books as aforesaid the board of directors may in its discretion fix a time not more than 30 days before the date of any meetings of stockholders, or the last day on which the consent or dissent of stockholder may be effectively expressed for any purpose without a meeting, or the date fixed for the payment of any dividend or for the delivery or evidences of rights or evidences of interest arising out of any change, conversion or exchange of capital stock, as the time as of which stockholders entitled to notice of and to vote at such meeting or whose consent or dissent is required or may be expressed for any purpose or entitled to receive any such dividend, distribution, rights or interests shall be determined; and all persons who are holders of record of voting stock at such time and no others shall be entitled to notice of and to vote at such meeting or to express their consent or dissent, as the case may be, and only stockholders of record at the time so fixed shall be entitled to receive such dividend, distributions, riahts or interest.

Section 3.   Lost, Stolen, Destroyed, or Mutilated Certificates.
No certificate for shares of stock in the corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the corporation, if the board of directors shall so require, of a bond of indemnity in such amount (not exceeding twice the value of the shares represented by such certificate, upon such terms and secured by such surety as the board of directors may in its discretion require.

Section 4. Transfer Agent and Registrar. The board of directors may appoint one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates of stock to bear the signature or signatures of any of them.

Section 5. Examination of Books by Stockholders. The board of directors shail have power to determine, from time to time, whether

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and to what extent and at what times and places and under what conditions and regulations the accounts and books and documents of the corporation, or any of them, shall be open to inspection by the stockholders; and no stockholder shall have any right to inspect any account or book or document of the corporation.

ARTICLE VI - Fiscal Year

  The fiscal year of the corporation shall begin on the first day of November of each year and shall end on the 31st day of October next following, unless otherwise determined by the board of directors.